EXHIBIT 23.1


                                            Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1998, appearing on page 27 of Micro Linear Corporation's Annual Report on Form 10-K for the year ended December 28, 1997.



/s/PRICEWATERHOUSECOOPERS LLP
San Jose, California
November 17, 1998